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FRONTIER INSURANCE GROUP, INC.           1995 FORM 10-K            EXHIBIT 21(a)




                        LIST OF REGISTRANTS SUBSIDIARIES


The following is a list of Registrant's subsidiaries, all of which are wholly owned.


                                                        State of Jurisdiction
         Name                                             and Incorporation
- -------------------------------------------           --------------------------
Frontier Insurance Company                                     New York


Medical Professional Liability Agency, Ltd.                    New York


Pioneer Claim Management, Inc.                                 New York


Frontier Pacific Insurance Company                            California


Spencer Douglass Insurance Associates                         California


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